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EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated November 2, 2001, included in the Annual Report on Form 10-K of PriceSmart, Inc. for the year ended August 31, 2001, with respect to the consolidated financial statements, as amended, included in this form 10-K/A.

                                              /S/ ERNST & YOUNG LLP


San Diego, California
February 13, 2002